Transgenomic Announces $22.0 Million Private Placement Financing

OMAHA, Neb. (February 3, 2012) – Transgenomic, Inc. (OTC/BB: TBIO) today announced that it has entered into definitive agreements with institutional and other accredited investors to raise approximately $22.0 million in a private placement financing which includes an aggregate of $3.0 million in convertible notes issued in December to entities associated with Third Security, LLC, a leading life sciences investment firm, that will automatically convert into shares of Transgenomic common stock and warrants to purchase such common stock on the same terms as all investors in the private placement financing.

Pursuant to the purchase agreement, Transgenomic will issue an aggregate of 19,000,000 shares of the Company’s common stock at a price per share of $1.00, as well as five-year warrants to purchase up to an aggregate of 9,500,000 shares of common stock with an exercise price of $1.25 per share. In connection with the conversion of the convertible notes issued by the Company to the entities associated with Third Security, LLC, the entities will receive an aggregate of 3,000,000 shares of common stock and 1,500,000 warrants on the same terms as all investors in the private placement.

Net proceeds from this offering will be used for general corporate and working capital purposes, primarily to accelerate development of several of the company’s key initiatives. The offering is subject to standard and customary closing conditions.

Craig-Hallum Capital Group LLC served as sole placement agent for the offering.

The securities offered in this private placement transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the investors, Transgenomic has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants. Any offering of Transgenomic’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Transgenomic

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cancer and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company has three complementary business divisions: Transgenomic Pharmacogenomics Services is a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development. Transgenomic Clinical Laboratories specializes in molecular diagnostics for cardiology, neurology, mitochondrial disorders, and oncology. Transgenomic Diagnostic Tools produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthen its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of Transgenomic to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, Transgenomic claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Investor Contact	Company Contact

David Pitts	Investor Relations
Argot Partners	Transgenomic, Inc.
212-600-1902	402-452-5416
david@argotpartners.com	investorrelations@transgenomic.com